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                                 MANAGEMENT AGREEMENT

    This Management Agreement ("Agreement") is entered into as of ____________, 1997, by and between MSR Exploration Ltd., a Delaware corporation ("MSR"), its subsidiaries Mountain States Resources, Inc., a Colorado corporation, Monte Grande Exploration, Inc., a Montana corporation, Gypsy-Highview Gathering System (G-HGS), Inc., a Montana corporation and MSR Exploration, Inc., a Texas corporation (collectively "Subsidiaries" and individually "Subsidiary"), and Mercury Exploration Company, a Texas corporation ("Manager").

                                       RECITALS

    MSR owns, directly or indirectly, all of the outstanding stock of Subsidiaries. MSR and Subsidiaries own various oil and gas properties and gas gathering and compression facilities located in the States of Montana and Texas (collectively the "Properties"). Manager owns a substantial equity interest in MSR and has the ability and staff to manage the Properties. The purpose of this Agreement is to provide for the management by Manager of the Properties.

                                      AGREEMENT

    Now, therefore, in consideration of the mutual covenants herein contained and other good and valuable consideration, the parties agree as follows.

    1. The term of this Agreement will be for two years, and thereafter for successive terms of one year each unless terminated at the end of the initial or any extended term by either party upon written notice to the other within 30 days before the end of the initial term or any extended term.

    2. During the term of this Agreement, Manager will have the exclusive right and obligation to manage the Properties, to provide all services necessary in connection therewith and also with the operation, repair and maintenance of equipment located thereon, to direct the acquisition of services, supplies and equipment necessary or desirable for all of such purposes, and to control the expenditure of funds. Manager will perform its services in a good workmanlike manner in conformity with (a) good

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oil field practices, (b) all applicable laws and rules, regulations and orders of duly constituted authorities having jurisdiction, and (c) all applicable leases, contracts and agreements.

    3. In performing its services hereunder, Manager may incur expenses in the ordinary course of business in the name and for the account of MSR and Subsidiaries including, but not limited to, the fees and expenses of independent consultants. Manager may use the services of its own employees and employees of MSR and Subsidiaries. All expenditures on behalf of MSR and Subsidiaries will require the approval of Manager. Manager will have no financial obligation beyond the usual compensation and expenses of its employees who perform the services.

    4. MSR and Subsidiaries will reimburse Manager for that portion of the compensation and reasonable out-of-pocket expenses of its personnel and independent consultants that is allocable to the time devoted by those personnel and consultants to the services of Manager hereunder and will pay Manager in addition management fees in an amount equal to 10% thereof, such payments to be made monthly against invoices submitted by Manager. For services during any calendar month payment will be made no later than the 15th day of the succeeding month. All payments will be made in Tarrant County, Texas.

    5. MSR and Subsidiaries will promptly pay when due all expenses of third parties incurred on their behalf by Manager and will indemnify Manager against any liability therefor.

    6. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, MSR AND SUBSIDIARIES RELEASE MANAGER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS FROM, AND AGREE TO INDEMNIFY AND HOLD HARMLESS ALL OF THEM AGAINST, ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS' FEES) IN ANY MANNER ARISING OUT OF, CONNECTED WITH, OR CAUSED BY THE PERFORMANCE BY MANAGER OF ITS OBLIGATIONS HEREUNDER REGARDLESS OF WHETHER SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF OR ARE BASED ON (i) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SINGLE NEGLIGENCE,

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CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING
GROSS NEGLIGENCE) OF MANAGER OR ANY OTHER INDEMNIFIED PARTY OR (ii) STRICT LIABILITY.

    7. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules. MSR and each Subsidiary agree to submit to the jurisdiction of any state or federal court in Texas in any suit brought by Manager in connection with this Agreement and further agree that service of process may be obtained by certified mail at their respective addresses for service as shown by the records of their jurisdictions of incorporation.

    8. This Agreement may be amended or modified only by an instrument in writing signed on behalf of all parties hereto.

    9. This Agreement sets forth the entire agreement between MSR, Subsidiaries and Manager with reference to the subject matter hereof.

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    Executed effective as of the date first set forth above.


                             MSR EXPLORATION LTD.,
                             MOUNTAIN STATES RESOURCES, INC.,
                             MSR EXPLORATION, INC.
                             MONTE GRANDE EXPLORATION, INC., AND
                             GYPSY-HIGHVIEW GATHERING SYSTEMS
                             (G-HGS), INC.



                             By:
                                  ------------------------------
                                Otto J. Buis, Chairman
                                and Chief Executive Officer


                             MERCURY EXPLORATION COMPANY



                             By:
                                  ------------------------------
                                Glenn M. Darden,
                                Executive Vice President




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